Exhibit 99.1

Purebase Announces New Chief Financial Officer

Sutter Creek, CA – (June 10, 2026) – Purebase Corporation (OTCPK: PUBC), (“Purebase” or the “Company”) a highly diversified mineral resource company announces the appointment of Dr. Amy T. Clemens, as Chief Financial Officer effective June 5, 2026.

“It is great to have Dr. Clemens return to Purebase.” said A. Scott Dockter, Purebase CEO. “She was instrumental to the Company during its inception, where she served as the interim CFO for 2 years before returning to the defense industry. We believe that Dr. Clemens’ extensive financial background and firsthand working knowledge of Purebase will provide a smooth and seamless CFO transition as the Company begins its new direction”

Dr. Clemens stated “The Company’s transformation is extremely comprehensive and moving quickly so I have hit the ground running. I am honored to have the opportunity to serve as the CFO for the reenergized, mission-driven version of Purebase, and I look forward to continuing to build on this momentum.”

About Purebase Corporation

Purebase Corporation (OTCPK: PUBC) is a diversified resource company that acquires, develops and markets high-value minerals and agricultural products for use in domestic and global supply chains.

Contacts

Roger Edwards - Purebase Corporation - roger.edwards@purebase.com Please visit our corporate website – www.purebase.com

Safe Harbor

This press release contains statements, which may constitute “forward-looking statements.” Those statements include statements regarding the intent, belief, or current expectations of Purebase Corporation and members of its management team as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that may cause actual results to differ from those anticipated are discussed throughout the Company’s reports filed with Securities and Exchange Commission which are available at www.sec.gov as well as the Company’s web site at www.purebase.com. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.